ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                          GOALTIMER INTERNATIONAL, INC.


         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         First:  The name of the corporation is GOALTIMER INTERNATIONAL, INC.

         Second: The following amendment was adopted by the current Board of Directors on April 21, 1993 in the manner prescribed by the Colorado Corporation Code. The corporation hereby states that this amendment was adopted by the unanimous vote of the shareholders of the corporation.

         Third:  That the approved Amendments are as follows:

         I. ARTICLE IV, Subparagraph 2. is hereby deleted and the following language is substituted:

                  2. Upon the affirmative vote of the holders of 59% of the outstanding shares of the corporation which are entitled to vote for directors, ... to lend money to, to guarantee the obligations of, and to otherwise assist the directors of the corporation or of any other corporation the majority of whose voting capital stock is owned by the corporation; but no such loans or guarantees shall be made by a corporation secured by its shares.

         II. ARTICLE V, Paragraph one is hereby deleted and the following language is substituted:

         The aggregate number of shares which the Corporation shall have the authority to issue is 1,000,000 shares of common stock with no par value. All shares, when issued shall be non-assessable and fully paid. Each shareholder of record shall, at all shareholder meetings, be entitled to one vote for each share of stock standing in his name on the books of the Corporation. The Corporation is authorized to honor any valid shareholder agreements or voting trusts entered into by and between shareholders.


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         III.     ARTICLE X is hereby deleted and the following language is
substituted:

                  The affirmative vote of holders of 67 percent of the outstanding shares entitled to vote shall be necessary for the following corporate action:

                  (a)      Amendment to the Articles of Incorporation;
                  (b) Merger or consolidation or exchange of the the corporation;
                  (c)      Reduction of the stated capital of the corporation;
                  (d) Reduction or increase in the number of authorized shares of the corporation;
                  (e) Sale, lease, exchange or other disposition of all or substantially all of the property or assets of the corporation;
                  (f)      Dissolution by act of the corporation;
                  (g) Termination of any written contract, of employment with the corporation; and
                  (h) Removal of any officer or director during his/her term of office.

         IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of April, 1993.

                                           GOALTIMER INTERNATIONAL, INC.


                                           /s/ Leland E. Watson, II
                                           -----------------------------------
                                           President



                                           /s/ Sandra S. Watson, Sec.
                                           -----------------------------------
                                           Secretary

STATE OF COLORADO      )
                       )       ss.
COUNTY OF DENVER       )

         I, Mark E. Henze, a Notary Public, do hereby certify that on this 21st day of April 1993, LELAND E. WATSON, II personally appeared before me, who being by me first duly sworn, declared that he signed the foregoing document as President of the corporation named therein, that he is eighteen years of age or more, and that the statements therein contained are true.

         Witness my hand and official seal.



                                             /s/ Mark E. Henze
                                             --------------------------------
                                             Notary Public

My Commission expires: May 12, 1994